UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2005

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14129	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

1. Filing of Registration Statement on Form S-4

On June 30, 2005, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”) and its wholly owned subsidiary, Star Gas Finance Company, a Delaware corporation (“Finance” and, together with the Partnership, the “Issuers”), filed a Registration Statement on Form S-4 to register $30 million in principal amount of the Issuers’ 10 1/4% senior notes due 2013 (the “Notes”) in order to exchange these Notes for a like amount of Notes that were sold in a Rule 144A private placement offering in July 2004. The purpose of the exchange offer is to satisfy the registration rights that the Partnership granted to the holders of the Notes in connection with the July 2004 offering.

2. Engagement of Jefferies & Company, Inc. and Alvarez & Marsal LLC

The Partnership has engaged Jefferies & Company, Inc. as its exclusive financial advisor to provide advice and assistance to the Partnership in connection with various matters, including with respect to the Partnership’s capital structure, the Notes and other indebtedness of the Partnership and the application of any excess proceeds of the sale of the Partnership’s propane business. The Partnership has also engaged Alvarez & Marsal LLC to provide advice and assistance to the Partnership with respect to the Partnership’s business plan, cash flows, working capital and liquidity requirements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By:	Star Gas LLC (General Partner)

By:	/s/ Richard F. Ambury
Name:	Richard F. Ambury
Title:	Chief Financial Officer

Date: June 30, 2005